SUB-ITEM77Q1(E)
       COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS


A copy of the Interim Investment Advisory Agreement between Registrant and AH Lisanti Capital Growth, LLC dated June 30, 2005, Exhibit 22(d)(18) to the Registrant's Registration Statement (Post-Effective Amendment No. 177) on Form N-1A is incorporated by reference as filed via EDGAR on July 29, 2005, accession number 0001275125-05-000362.

A copy of the Investment Advisory Agreement between Registrant and Windowpane Advisors, L.L.C. ("Windowpane") Jordan Opportunity Fund, Exhibit 22(d)(18) to the Registrant's Registration Statement (Post-Effective Amendment No. 151) on Form N-1a is incorporated by reference as filed via EDGAR on September 17, 2004, accession number 0001275125-04-000313.

A copy of the Sub-Investment Advisory Agreement between Windowpane and Hellman, Jordan Management Co., Inc. with respect to Jordan Opportunity Fund, Exhibit 22(d)(19) to the Registrant's Registration Statement (Post-Effective Amendment No. 151) on Form N-1a is incorporated by reference as filed via EDGAR on September 17, 2004, accession number 0001275125-04-000313.